SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12-31-2005
FILE NUMBER 811-1540
SERIES NO.: 19

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                           22,013
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                            3,841
              Class C                            5,157
              Institutional Class                   48

74V.     1.   Net asset value per share (to nearest cent)
              Class A                          $ 20.52
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                          $ 19.95
              Class C                          $ 19.94
              Institutional Class              $ 20.52